UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

INTRODUCTORY NOTE

         This Report on Form 8-K filed by Arkados Group, Inc. ("Arkados" or the "Company") may contain forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," believe," "estimate" and "continue" or similar words. Forward-looking statements include information concerning possible or assumed future business success or financial results. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We believe that it is important to communicate future expectations to investors. However, there may be events in the future that we are not able to accurately predict or control. Accordingly, we do not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

         The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended May 31, 2008 and other periodic reports filed with the SEC. Accordingly, to the extent that this Report contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of the Company, please be advised that Arkados’ actual financial condition, operating results and business performance may differ materially from that projected or estimated in such forward-looking statements.

Item 1.01    Entry into a Material Definitive Agreement.

On June 30, 2009, we entered into a First Amendment to our lease dated May 2, 2006 with Bridgeview Plaza Associates relating to our principal executive offices located at 220 Old New Brunswick Road, Piscataway, New Jersey.  The First Amendment is filed as Exhibit 99.1 to this Report.  We agreed to extend the lease term until July 1, 2014, the landlord excused us from paying the installment of base rent applicable to the month of July, 2009 and applied the security deposit of $27,225.00 to $33,495.10 of past due rent and charges and we agreed to the following base rent schedule:

Lease Period	Annual Base Rent	Monthly Base Rent

Months 1 -12	$103,669.50	$8,639.13
Month 13	-0-	-0-
Months 14-24	$106,779.59	$8,898.30
Month 25	-0-	-0-
Months 26 - 36	$109.982.97	$9,165.25
Months 37 - 48	$113,282.46	$9,440.21
Months 49 - 60	$116,680.94	$9,723.42

In addition, we agreed to pay all arrearages and deliver a security deposit of $27,225 to landlord by July 31, 2009.  We failed to make these payments and on August 31, 2009, the landlord took further legal action against us.

On September 14, 2009 we entered into a Second Amendment to our lease dated May 2, 2006 with Bridgeview Plaza Associates.  The Second Amendment is filed as Exhibit 99.2 to this Report.  Under the Second Amendment, we paid the landlord $40,000 of $52,375.51 then past due and agreed to pay the balance of the arrearages by September 30, 2009, curing existing defaults.

On September 22, 2009 we entered into an agreement for bridge financing with Burton LaSalle Capital Corp..  Pursuant to the agreement, we may issue up to $1,000,000 8% Subordinated Notes due January 31, 2010 to Burton LaSalle Capital Corp. and other investors.  Pursuant to the notes, interest is due at the annual rate of 8% is due on the earlier of the exchange or conversion of the notes into shares of common stock of the company or the notes become due on January 31, 2010 or earlier upon acceleration because of a default.  A form of note and related subscription letter are filed as Exhibit 99.3 and 99.4, respectively, to this Report. As of September 21, 2009, Burton LaSalle had loaned us the sum of $115,350 and we issued several notes to Button LaSalle in equivalent amount.  The principal amount of the notes is exchangeable at the option of the holders into private equity financing we are able to place at a 33% discount to the price charge to other investors.  In the event we are able to effectuate a recapitalization and the price to new equity investors is less than $200,000 per 1% of the post recapitalized company, we may force such conversion. The can be no assurance that additional investors will purchase more notes, that Burton LaSalle will purchase more notes or that any aspects of a recapitalization or equity financing can be consummated.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2009, our trading symbol on the OTCBB was changed from AKDS to AKDSE because of our failure to file our Form 10-K for the year ended May 31, 2009.  In accordance with FINRA Rule 6530, our stock will no longer be quoted on the OTCBB unless we file the Form 10-K by October 16, 2009, the expiration of the grace period under the rule.  While we are making an effort to file the Form 10-K Report to maintain these quotations, there can be no assurance that we will be successful.  In addition, the maintenance of quotations will be dependent on our filing the Form 10-Q for the period ended August 31, 2009 timely on or before October 14, 2009.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

99.1	First Amendment dated June 30, 2009 to Lease between Arkados, Inc. and Bridgeview Plaza Associates dated May 2, 2006.

99.2	Second Amendment dated September 14, 2009 to Lease between Arkados, Inc. and Bridgeview Plaza Associates dated May 2, 2006.

99.3	Form of 8% Subordinated Notes due January 31, 2010.

99.4	Form of Subscription Letter for 8% Subordinated Notes due January 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: September 23, 2009	By:	/s/ Larry Crawford
Larry Crawford
Chief Financial Officer